UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2013 (September 24, 2013)

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact Name of Registrant as Specified in its Charter)

Maryland (Sotherly Hotels Inc.)	001-32379 (Sotherly Hotels Inc.)	20-1531029 (Sotherly Hotels Inc.)
Delaware (Sotherly Hotels LP)	001-36091 (Sotherly Hotels LP)	16-1486454 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 24, 2013, Sotherly Hotels Inc., a Maryland corporation (the “Company”), and Sotherly Hotels LP, a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”), with Sandler O’Neill & Partners, L.P. (the “Representative”), as representative of the several underwriters listed therein (collectively, the “Underwriters”), relating to the issuance and sale (the “Offering”) of $24.0 million aggregate principal amount of the Operating Partnership’s 8.00% Senior Unsecured Notes due 2018 (the “Notes”). Pursuant to the Underwriting Agreement, the Operating Partnership granted the Underwriters a 30-day option to purchase up to an additional $3.6 million aggregate principal amount of Notes to cover over-allotments. The issuance and sale of the Notes (including the $3.6 million issued pursuant to the Underwriters’ over-allotment option) was completed on September 30, 2013.

The Company estimates that the net proceeds from the Offering, including the exercise of the Underwriters’ over-allotment option, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $26.0 million. On September 30, 2013, the Operating Partnership used a portion of the proceeds to redeem 100% of the outstanding shares of the Company’s Series A Cumulative Redeemable Preferred Stock for an aggregate redemption price of approximately $11.0 million, including the payment of related accrued but unpaid dividends and any make-whole amounts or premium (the “Preferred Redemption”), as required by the Preferred Stock instrument as a result of the Offering. The Operating Partnership intends to use the remaining net proceeds from the Offering for general corporate purposes.

The Operating Partnership and the Company made certain customary representations, warranties and covenants concerning the Operating Partnership, the Company and the Registration Statement (as defined below) in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Indenture and the Notes

The Notes were issued pursuant to an Indenture, dated as of September 30, 2013 (the “Indenture”), between the Operating Partnership and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate equal to 8.00%. Interest is payable quarterly in arrears on December 30, March 30, June 30 and September 30 of each year, commencing December 30, 2013.

The Notes will mature on September 30, 2018. The Notes will be redeemable in whole or in part at any time or from time to time on and after September 30, 2016, at a redemption price equal to 101% of the principal amount redeemed plus accrued and unpaid interest to, but not including, the redemption date.

The Notes are not convertible into or exchangeable for the Operating Partnership’s partnership interests or for shares of the Company’s common stock.

The Notes have been registered under the Act, pursuant to registration statements on Form S-11 (File Nos. 333-189821 and 333-191337) previously filed by the Operating Partnership with the Securities and Exchange Commission under the Act.

The foregoing summary descriptions of the Underwriting Agreement and issuance and sale of the Notes pursuant to the Indenture, including the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, which is incorporated by reference hereto as Exhibit 1.1, and the Indenture, which is incorporated by reference hereto as Exhibit 4.1 (and the Form of Note included therein).

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01 Other Events.

On September 30, 2013, the Company issued a press release announcing the closing of the Offering, including the exercise of the Underwriters’ over-allotment option, and the Preferred Redemption, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

1.1	Form of Underwriting Agreement by and among Sotherly Hotels Inc., Sotherly Hotels LP and Sandler O’Neill & Partners, L.P. as representative of the Underwriters named therein (1)

4.2	Form of Indenture by and among Sotherly Hotels LP and Wilmington Trust, National Association, as trustee. (1)

99.1	Press Release dated September 30, 2013 announcing the closing of the Offering, including the exercise of the Underwriters’ over-allotment option, and the Preferred Redemption.

(1)	Incorporated by reference to the document previously filed as an exhibit to the Operating Partnership’s Pre-Effective Amendment No. 2 to its Registration Statement on Form S-11 filed with the Securities and Exchange Commission on September 4, 2013 (File No. 333-189821).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2013

SOTHERLY HOTELS INC.

By:	/s/ Andrew M. Sims
Andrew M. Sims Chief Executive Officer

SOTHERLY HOTELS LP

by its General Partner, SOTHERLY HOTELS INC.

By:	/s/ Andrew M. Sims
Andrew M. Sims Chief Executive Officer

Exhibit List

1.1	Form of Underwriting Agreement by and among Sotherly Hotels Inc., Sotherly Hotels LP and Sandler O’Neill & Partners, L.P. as representative of the Underwriters named therein. (1)

4.2	Form of Indenture by and among Sotherly Hotels LP and Wilmington Trust, National Association, as trustee. (1)

99.1	Press Release dated September 30, 2013 announcing the closing of the Offering, including the exercise of the Underwriters’ over-allotment option, and the Preferred Redemption.

(1)	Incorporated by reference to the document previously filed as an exhibit to the Operating Partnership’s Pre-Effective Amendment No. 2 to its Registration Statement on Form S-11 filed with the Securities and Exchange Commission on September 4, 2013 (File No. 333-189821).

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